                                                                      EXHIBIT 16



May 1, 2003


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549



Dear Sirs/Madams:

We have read the statements in Item 4 of Akorn, Inc.'s Form 8-K dated April 24, 2003, and have the following comments:

1. We agree with the statements made in the first, second, third, fourth and sixth paragraphs.

2. We have no basis upon which to agree or disagree with the statements made in the fifth paragraph.



Yours truly,

DELOITTE & TOUCHE LLP